                           OFFICE OF THE SECRETARY OF STATE
                                  STATE OF OKLAHOMA


                    [GREAT SEAL OF THE STATE OF OKLAHOMA -- 1907]


                                       RESTATED
                             CERTIFICATE OF INCORPORATION


WHEREAS, the Restated Certificate of Incorporation of


                        LOGIX COMMUNICATIONS ENTERPRISES, INC.


has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in my by law, do hereby issue this certificate evidencing such filing.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

Filed in the City of Oklahoma City this 14th day of October, 1998.

[Great Seal of the State
of Oklahoma -- 1907]

                                        TOM COLE
                                        Secretary of State

                                   By:  BETH GARNER

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                                                     FILED
                                                     OCTOBER 14 1998
                                                     OKLAHOMA SECRETARY
                                                     OF STATE


                                 AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION
                                          OF
                               DOBSON WIRELINE COMPANY


     The undersigned, Stephen T. Dobson and Everett R. Dobson, certify that they are the President and Secretary, respectively, of Dobson Wireline Company, a corporation organized and existing under the laws of the State of Oklahoma (the "Corporation"), and do hereby further certify as follows:

     1.  The name of this Corporation is Dobson Wireline Company.

     2. The name under which the Corporation was originally incorporated was Dobson Wireline Company and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Oklahoma on December 16, 1997.

     3. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 1077 and 1080 of the General Corporation Act of Oklahoma (the "Act") by the written consent of the holders of not less than a majority the outstanding stock of the Corporation entitled to vote thereon, and written notice of the corporate action has been given to the shareholders of the Corporation who have not so consented in writing, all in accordance with the provisions of Section 1080 of the Act.

     4. The text of the Certificate of Incorporation of the Corporation is amended and restated to read in its entirety as follows:

                                      ARTICLE I

                                         NAME

     The name of the Corporation is:

                        LOGIX COMMUNICATIONS ENTERPRISES, INC.

                                      ARTICLE II

                             REGISTERED OFFICE AND AGENT

     The address of the Corporation's registered office in the State of Oklahoma is 13439 North Broadway Extension, Suite 200,


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Oklahoma City, Oklahoma County, Oklahoma 73114.  The registered agent is
Everett R. Dobson.

                                     ARTICLE III

                                       PURPOSES

     The nature of the business and the purpose of the Corporation shall be to engage in any lawful act or activity and to pursue any lawful purpose for which a corporation may be formed under the Act. The Corporation is authorized to exercise and enjoy all powers, rights and privileges which corporations organized under the Act may have as in force from time to time, including, without limitation, all powers, rights and privileges necessary or convenient to carry out the purposes of the Corporation.

                                      ARTICLE IV

                                    CAPITAL STOCK

     The total number of shares of capital stock which the Corporation shall have authority to issue effective on and after August 1,1998, is One Hundred Million (100,000,000) shares of Common Stock, par value $0.01 per share ("Common Stock").

     With respect to all matters upon which shareholders are entitled to vote, all voting rights shall be vested in the holders of the outstanding shares of Common Stock. Every holder of Common Stock shall be entitled to cast one (1) vote in person or by proxy for each share of Common Stock outstanding in such holder's name on the stock transfer records of the Corporation.

                                      ARTICLE V

                           LIMITATION OF DIRECTOR LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of fiduciary duty as a director, except for personal liability for (i) acts or omissions by such director not in good faith or which involve intentional misconduct or a knowing violation of law; (ii) the payment of dividends or the redemption or purchase of stock in violation of Section 1041 or Section 1052 of the Act; (iii) any breach of such director's duty of loyalty to the Corporation or its shareholders; or
(iv) any transaction from which such director derived an improper personal benefit.

                                      ARTICLE VI

                               CERTAIN STOCK PURCHASES


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     Section 1.  CERTAIN DEFINITIONS.  For the purposes of this Article VI:

     "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means: (1) in the case of stock, the highest closing sale price during the 30-day period ending on the date in question of a share of such stock on the principal United States securities exchange registered under the Exchange Act on which such stock is listed or in the national market system maintained by the National Association of Securities Dealers, Inc., or, if the stock is not listed on any such exchange or designated as a national market system security, the highest closing bid quotation with respect to a share of such stock during the 30-day period ending on the date in question on the National Association of Securities Dealers, Inc. Automated Quotations system or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith.

     "Interested Shareholder" shall have the meaning ascribed to such term under Section 1090.3 of the Act.

     "Voting Stock" shall mean shares of capital stock of the Corporation entitled to vote generally in the election of directors and held by holders who are not Interested Shareholders.

     Section 2.  VOTE REQUIRED FOR CERTAIN STOCK PURCHASES.

          A. Any direct or indirect purchase by the Corporation, or any subsidiary of the Corporation, of any Voting Stock from a person or persons known by a majority of the Continuing Directors of the Corporation to be an Interested Shareholder who has beneficially owned such Voting Stock for less than three years prior to the date of such purchase, or any agreement in respect thereof, at a price in excess of the Fair Market Value shall require the affirmative vote of no less than 66 2/3% of the votes cast by the holders, voting together as a single class, of all then outstanding shares of Voting Stock, excluding for this purpose the votes by the Interested Shareholder, unless a greater vote shall be required by law.

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          B.   Such affirmative vote shall not be required for a purchase or other acquisition of securities of the same class made on substantially the same terms to all holders of such securities and complying with the applicable requirements of the Exchange Act, and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act, rules or regulations). Further, such affirmative vote shall not be required for any purchase effected on the open market and not the result of a privately-negotiated transaction.

     Section 3. POWERS OF CONTINUING DIRECTORS. The Continuing Directors of the Corporation shall have the power and duty to determine for the purposes of this Article VI, on the basis of information known to them after reasonable inquiry, whether a person is an Interested Shareholder, and the number of shares of Voting Stock owned beneficially by any person.

                                     ARTICLE VII

                                  BOARD OF DIRECTORS

     Section 1. MANAGEMENT BY BOARD OF DIRECTORS. The business and affairs of the Corporation shall be under the direction of the Board of Directors.

     Section 2. NUMBERS OF DIRECTORS. The number of directors which shall constitute the whole board shall be not less than three nor more than fifteen, and shall be determined by resolution adopted by a vote of two-thirds (2/3) of the entire board, or at an annual or special meeting of shareholders by the affirmative vote of the holders of two-thirds (2/3) of the outstanding stock entitled to vote for the election of directors. No reduction in number shall have the effect of removing any director prior to the expiration of his term. The number of directors of the Corporation may, from time to time, be increased or decreased in such manner as may be provided in the Bylaws of the Corporation.

     Section 3. ELECTION OF DIRECTORS. Election of directors need not be by written ballot unless otherwise provided in the Bylaws.

                                     ARTICLE VIII

                                      INDEMNITY

     Section 1. THIRD PARTY CLAIMS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or


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agent of another corporation, partnership, joint venture, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation and with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful.

     Section 2. DERIVATIVE CLAIMS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability, but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 3. EXPENSES. Expenses, including fees and expenses of counsel, incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized herein.

     Section 4. INSURANCE. The Corporation may purchase (upon resolution duly adopted by the Board of Directors) and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving

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at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

     Section 5. REIMBURSEMENT. To the extent that a director, officer, employee or agent of, or any other person entitled to indemnity hereunder by, the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to herein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 6. ENFORCEMENT. Every such person shall be entitled, without demand by him upon the Corporation or any action by the Corporation, to enforce his right to such indemnity in an action at law against the Corporation. The right of indemnification and advancement of expenses hereinabove provided shall not be deemed exclusive of any rights to which any such person may now or hereafter be otherwise entitled and specifically, without limiting the generality of the foregoing, shall not be deemed exclusive of any rights pursuant to statute or otherwise, of any such person in any such action, suit or proceeding to have assessed or allowed in his favor against the Corporation or otherwise, his costs and expenses incurred therein or in connection therewith or any part thereof.

                                      ARTICLE IX

                              COMPROMISE OR ARRANGEMENT

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between the Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma may, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of the Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of the Act, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the compromise or arrangement and the reorganiza-


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tion, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

                                      ARTICLE X

                                  AMENDMENTS; BYLAWS

     Section 1. CERTAIN AMENDMENTS TO CERTIFICATE OF INCORPORATION. The Corporation reserves, subject to the provisions of the Act or other applicable statute, the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding stock of this Corporation having voting power, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with Articles IV, V, VI, VII, VIII and this Article X of this Amended and Restated Certificate of Incorporation.

     Section 2. BYLAWS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding capital stock of the Corporation entitled to vote thereon.

     IN WITNESS WHEREOF, Dobson Wireline Company has caused its corporate seal to be hereunto affixed and this Amended and Restated Certificate of Incorporation to be signed by Stephen T. Dobson, its President and attested by Everett R. Dobson, its Secretary, this 30th day of September, 1998.

                                  DOBSON WIRELINE COMPANY


                                  /s/ STEPHEN T. DOBSON
                                  --------------------------------------
                                  Stephen T. Dobson, President

ATTEST:

/s/ EVERETT R. DOBSON
--------------------------------
Everett R. Dobson, Secretary

[SEAL]


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